EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Pacific Corporation

Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-176534, 333-153758, 333-150720, 333-131945, 333-108790, 333-104732 and 333-62566) of American Pacific Corporation of our report dated December 16, 2011, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP Las Vegas, Nevada
December 16, 2011